NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Jeffrey W. Basch
Mayfield Village, Ohio 44143	(440) 446-7903
http://www.progressive.com

The Company is scheduled to hold a one-hour conference call to address questions on Thursday, March 3, 2005, at 9:00 a.m. eastern time, subsequent to the posting of the Company’s Annual Report to Shareholders online and the filing of its Annual Report on Form 10-K with the SEC. Registration for the teleconference or webcast is scheduled to be available on the Company’s Web site at http://investors.progressive.com/events.asp on or after February 17, 2005.

FOR IMMEDIATE RELEASE

MAYFIELD VILLAGE, OHIO – January 20, 2005 — The Progressive Corporation today reported the following results for December and fourth quarter 2004, each of which includes an additional week of operating (underwriting and service) results as compared to the corresponding periods of the prior year:

		Month			Quarter
(millions, except per share amounts)	2004	2003	Change(A)	2004	2003	Change(A)
Net premiums written	$1,135.5	$861.3	32%	$3,352.3	$2,906.4	15%
Net premiums earned	1,270.2	935.4	36%	3,564.7	3,040.0	17%
Net income	179.5	112.6	59%	413.5	357.8	16%
Per share	.89	.51	73%	2.01	1.63	23%
Combined ratio	80.6	86.6	6.0 pts.	85.5	85.9	.4 pts.
Pre-tax net realized gains (losses)	(10.6)	(2.6)	308%	(.7)	(3.0)	(77)%
Diluted equivalent shares	202.3	219.6	(8)%	206.2	219.5	(6)%

(A)	Excluding the additional week of activity, net premiums written growth would have been approximately 5% for the month and 7% for the quarter, respectively, and net premiums earned growth would have been approximately 9% for both periods. See “Monthly Commentary” for a further discussion.

See the “Income Statement” for further month and year information.

     Progressive’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. Progressive’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. The Company’s other businesses principally include writing directors’ and officers’ liability insurance and managing the Company’s run-off businesses. See “Supplemental Information” for the month and year results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
December 2004
(millions – except per share amounts)
(unaudited)

	Current Month	Comments on Monthly Results(1)
Direct premiums written	$1,161.1

Net premiums written	$1,135.5

Revenues:
Net premiums earned	$1,270.2
Investment income	39.5
Net realized gains (losses) on securities	(10.6)	Includes $4.2 million of write-downs on securities determined to have an other-than-temporary decline in market value
Service revenues	4.4

Total revenues	1,303.5

Expenses:
Losses and loss adjustment expenses	776.5	Includes significant favorable actuarial adjustments; see “Monthly Commentary” for further discussion
Policy acquisition costs	135.5
Other underwriting expenses	112.1
Investment expenses	1.1
Service expenses	2.4
Interest expense	7.0

Total expenses	1,034.6

Income before income taxes	268.9
Provision for income taxes	89.4

Net income	$179.5

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	199.2

Per share	$.90

Diluted:
Average shares outstanding	199.2
Net effect of dilutive stock-based compensation	3.1

Total equivalent shares	202.3

Per share	$.89

(1) Operating results include 5 weeks of activity. See the Monthly Commentary at the end of this release for further discussion. Also see Note 1 to the Company’s 2003 audited consolidated financial statements included in the Company’s 2003 Annual Report, which can be found at progressive.com/annualreport, for a description of the Company’s reporting and accounting policies.

________________________

The following table sets forth the total return on investments for the month:

Fully taxable equivalent total return:
Fixed income securities	.8%
Common stocks	3.6%
Total portfolio	1.2%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
December 2004 - Year
(millions – except per share amounts)
(unaudited)

	Year(1)
	2004	2003	% Change
Direct premiums written	$13,694.1	$12,187.9	12

Net premiums written	$13,378.1	$11,913.4	12

Revenues:
Net premiums earned	$13,169.9	$11,341.0	16
Investment income	484.4	465.3	4
Net realized gains (losses) on securities	79.3	12.7	524
Service revenues	48.5	41.8	16
Other income(2)	—	31.2	NM

Total revenues	13,782.1	11,892.0	16

Expenses:
Losses and loss adjustment expenses	8,555.0	7,640.4	12
Policy acquisition costs	1,418.0	1,249.1	14
Other underwriting expenses	1,238.6	1,010.1	23
Investment expenses	13.9	11.5	21
Service expenses	25.0	25.7	(3)
Interest expense	80.8	95.5	(15)

Total expenses	11,331.3	10,032.3	13

Income before income taxes	2,450.8	1,859.7	32
Provision for income taxes	802.1	604.3	33

Net income	$1,648.7	$1,255.4	31

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	212.9	216.8	(2)

Per share	$7.74	$5.79	34

Diluted:
Average shares outstanding	212.9	216.8	(2)
Net effect of dilutive stock-based compensation	3.3	3.7	(11)

Total equivalent shares	216.2	220.5	(2)

Per share	$7.63	$5.69	34

NM = Not Meaningful

(1) Operating results for 2004 include 53 weeks of activity, as compared to 52 weeks in 2003.

(2) Amount represents estimated interest earned through December 31, 2003, on an income tax refund the Company received in 2004 .

_________________________

The following table sets forth the total return on investments for the year:

	2004	2003
Fully taxable equivalent total return:
Fixed income securities	4.2%	5.5%
Common stocks	11.6%	28.6%
Total portfolio	5.2%	8.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2004
($ in millions)
(unaudited)

		Current Month
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses(2)	Total
Net Premiums Written	$666.5	$331.1	$997.6	$135.3	$2.6	$1,135.5
% Growth in NPW(3)	28%	36%	30%	44%	44%	32%

Net Premiums Earned	$752.3	$363.4	$1,115.7	$151.6	$2.9	$1,270.2
% Growth in NPE(3)	32%	40%	35%	44%	(3)%	36%

GAAP Ratios
Loss/LAE ratio	62.4	63.7	62.8	49.8	8.4	61.1
Expense ratio	19.9	18.7	19.5	19.4	16.4	19.5

Combined ratio	82.3	82.4	82.3	69.2	24.8	80.6

Actuarial Adjustments (1)
Reserve Decrease/(Increase)
Prior accident years						$6.7
Current accident year						69.9

Calendar year actuarial adjustment	$49.9	$21.0	$70.9	$5.6	$.1	$76.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$6.7
All other development						19.2

Total development						$25.9

Calendar year loss/LAE ratio						61.1

Accident year loss/LAE ratio						63.1

Statutory Ratios
Loss/LAE ratio						61.2
Expense ratio						19.6

Combined ratio						80.8

(1) Represents adjustments solely based on the Company’s corporate actuarial review.

(2) Loss/LAE ratio primarily reflects favorable “other development” in the Company’s run-off businesses.

(3) Excluding the extra week of activity during December, growth would have been approximately:

				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
% Growth in NPW	2%	9%	4%	15%	16%	5%
% Growth in NPE	6%	12%	8%	15%	(23)%	9%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2004 - Year
($ in millions)
(unaudited)

Year
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
Net Premiums Written	$7,933.6	$3,802.2	$11,735.8	$1,616.6	$25.7	$13,378.1
% Growth in NPW(1)	10%	17%	12%	19%	(51)%	12%
Net Premiums Earned	$7,893.7	$3,718.2	$11,611.9	$1,524.1	$33.9	$13,169.9
% Growth in NPE(1)	14%	20%	16%	24%	(46)%	16%

GAAP Ratios
Loss/LAE ratio	65.8	65.5	65.7	59.7	46.7	64.9
Expense ratio	20.2	20.4	20.2	19.2	44.1	20.2

Combined ratio	86.0	85.9	85.9	78.9	90.8	85.1

Actuarial Adjustments(2)
Reserve Decrease/(Increase)
Prior accident years						$40.5
Current accident year						47.8

Calendar year actuarial adjustment	$60.2	$24.8	$85.0	$3.6	$(.3)	$88.3

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$40.5
All other development						68.6

Total development						$109.1

Calendar year loss/LAE ratio						64.9

Accident year loss/LAE ratio						65.7

Statutory Ratios
Loss/LAE ratio						65.0
Expense ratio						19.6

Combined ratio						84.6

Statutory surplus(3)						$4,671.8

Policies in Force	December	December
(in thousands)	2004	2003	Change

Agency – Auto	4,245	3,966	7%
Direct – Auto	2,084	1,852	13%
Other Personal Lines(4)	2,351	1,990	18%

Total Personal Lines	8,680	7,808	11%

Commercial Auto Business	420	365	15%

(1) The additional week of activity added 2-3 percentage points to the growth rates for the year.

(2) Represents adjustments solely based on the Company’s corporate actuarial review.

(3) During December, the insurance subsidiaries paid cash dividends of $583.0 million to the parent company.

(4) Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles, homeowners and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions– except per share amounts)
(unaudited)

December
2004
CONDENSED GAAP BALANCE SHEET(1)
Investments -
Available-for-sale:
Fixed maturities, at market (amortized cost: $8,972.6)	$9,084.3
Equity securities, at market:
Preferred stocks (cost: $749.4)	768.9
Common equities (cost: $1,314.0)	1,851.9
Short-term investments, at market (amortized cost: $1,376.6)	1,376.9

Total investments(2)	13,082.0
Net premiums receivable	2,287.2
Deferred acquisition costs	432.2
Other assets	1,382.9

Total assets	$17,184.3

Unearned premiums	$4,108.0
Loss and loss adjustment expense reserves	5,285.6
Other liabilities(2)	1,351.0
Debt(3)	1,284.3
Shareholders’ equity	5,155.4

Total liabilities and shareholders’ equity	$17,184.3

Common Shares outstanding	200.4
Shares repurchased – December	—
Average cost per share	$—
Book value per share	$25.73
Return on average shareholders’ equity	30.0%
Net unrealized pre-tax gains on investments	$669.4
Debt to total capital ratio	19.9%

(1)	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $337.1 million.

The increase in reinsurance recoverables on unpaid losses reflects the fact that, during December, the Company recognized $72 million of gross case reserves on Michigan personal injury protection claims (due to the reevaluation of several lifetime reserves), which were ceded 100% to the Michigan Catastrophic Claims Association.

(2)	Amounts include net unsettled security acquisitions of $31.9 million.

(3)	Repaid $6.0 million of maturing “other debt,” which the Company was required to borrow in 1999 as part of an investment transaction.

Monthly Commentary

♦	Pursuant to the Company’s closing schedule, December 2004 was a 5-week month. The Company operates on a 52-week year, consisting of 13-week quarters and a 4-week December. According to this schedule, the Company periodically recognizes an additional week of activity, as is the case for 2004. Consequently, 2004, fourth quarter and December each include an additional week, which will affect comparisons of operating results to corresponding periods of prior years.

♦	Growth continued to slow in the Company’s Personal Lines businesses. Excluding the additional week of activity on 2004 premiums, four markets had annual net premiums written growth of 20% or greater; these markets represented 4% of the total Personal Lines premiums. Nineteen states (44% of total Personal Lines) grew less than 10%.

♦	During December, the Company incurred $76.6 million, or 6.0 points, of favorable actuarial reserve adjustments for the month (1.5% of total year-end loss/LAE reserves). Throughout 2004, the Company analyzed many factors to help explain the amount of late claim emergence the Company experienced during the past few years. Guided by this analysis, the Company completed an overall countrywide review of “incurred but not recorded” (IBNR) reserves, in addition to the normal monthly segment reviews, and determined that IBNR reserves should be reduced by approximately $60 million to ensure that total reserves were properly stated at year-end and reflect the Company’s improved understanding.

♦	In addition to the actuarial adjustments, Commercial Auto’s results reflect favorable reserve development this month due to claims (from current and prior accident years) settling for less than their prior reserve amounts.

♦	The Company continued to experience strong profitability. Three markets in which the Company writes Personal Lines business were unprofitable for the month. For the year, all Personal Lines markets were profitable.

♦	The pretax recurring book yield of the investment portfolio was 3.8% for both the month and year.

♦	At December month-end, the net unrealized gains in the investment portfolio were $669.4 million, an increase of $112.8 million from November 2004 and $26.0 million from year-end 2003. In the fixed-income portfolio, the duration was 2.9 years and the weighted average credit quality was AA.

The Progressive group of insurance companies ranks third in the nation for auto insurance based on premiums written. The companies that offer insurance directly (by phone at 1-800-PROGRESSIVE and online at progressive.com) market their products and services through the Progressive Directsm brand, while the companies that offer insurance through more than 30,000 independent agencies in the U.S. market their products and services through the Drive Insurance from Progressivesm brand. The Common Shares of The Progressive Corporation, the holding company, are publicly traded at NYSE:PGR. More information can be found at progressive.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.